EXHIBIT

10.2

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Intellectual Property Assignment Agreement

Groovy Company, Inc. (GROO)  |  Annual Report on Form 10-K  |  Fiscal Year Ended December 31, 2025

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

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Effective Date: June 12, 2025

Between Groovy Company, Inc. and Franjose Yglesias

This Intellectual Property Assignment Agreement (this “Agreement”) is entered into as of June 12, 2025 (the “Effective Date”), by and between:

Groovy Company, Inc., a corporation (hereinafter “Assignee”), and

Franjose Yglesias, an individual (hereinafter “IP Owner” or “Assignor”).

Assignee and Assignor are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, IP Owner has developed, created, or otherwise owns certain intellectual property related to software, blockchain technology, tokenization platforms, business processes, and related innovations (collectively, the “Assigned IP”);

WHEREAS, Assignee desires to acquire ownership of the Assigned IP and all associated rights; and

WHEREAS, IP Owner desires to assign the Assigned IP to Assignee on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  DEFINITIONS

“Assigned IP” means all intellectual property developed, conceived, created, or reduced to practice by Assignor, whether individually or jointly, that relates in any way to the business or operations of Assignee, including without limitation:

(a)  All software source code, object code, scripts, algorithms, and related documentation;

(b)  All blockchain protocols, smart contract code, tokenization architectures, and distributed ledger technologies;

(c)  All platform designs, system architectures, and technical specifications;

(d)  All trade secrets, know-how, proprietary methods, processes, and techniques;

(e)  All patents, patent applications, and patent rights (pending or issued);

(f)  All copyrights, works of authorship, and moral rights;

(g)  All trademarks, service marks, logos, trade names, and associated goodwill;

(h)  All domain names, URLs, social media accounts, and digital identifiers related to Assignee’s business.

2.  ASSIGNMENT

Subject to the terms and conditions of this Agreement, Assignor hereby irrevocably and unconditionally assigns, transfers, and conveys to Assignee, its successors and assigns, all of Assignor’s right, title, and interest in and to the Assigned IP, including all intellectual property rights therein, throughout the world, in perpetuity, including without limitation:

(a)  The right to use, reproduce, distribute, display, perform, and create derivative works based upon the Assigned IP;

(b)  The right to sublicense any or all of the foregoing rights;

(c)  The right to bring legal or equitable actions for past, present, or future infringement of any Assigned IP;

(d)  All income, royalties, damages, and payments due or payable with respect to the Assigned IP.

3.  CONSIDERATION

In consideration for the assignment of the Assigned IP, Assignee agrees to issue to IP Owner One Hundred Million (100,000,000) shares of Series A Preferred Stock of Groovy Company, Inc. (OTC: GROO) (the “Consideration Shares”). The Consideration Shares shall be issued in accordance with the terms and conditions of Assignee’s Series A Preferred Stock designation and applicable federal and state securities laws. The Parties acknowledge that the Consideration Shares constitute full and adequate consideration for the assignment of all Assigned IP hereunder, and that such consideration has been agreed upon through arm’s-length negotiation.

4.  FURTHER ASSURANCES

Assignor agrees to execute and deliver, at the request and reasonable expense of Assignee, any additional documents, instruments, or agreements reasonably necessary or appropriate to vest in Assignee full and exclusive ownership of the Assigned IP, including assistance in the registration, maintenance, and enforcement of intellectual property rights in any jurisdiction.

5.  REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

Assignor represents and warrants to Assignee as follows:

(a)  Assignor has full legal right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(b)  Assignor is the sole owner of the Assigned IP, free and clear of any liens, claims, encumbrances, or restrictions;

(c)  The Assigned IP does not infringe upon or misappropriate any intellectual property rights of any third party;

(d)  Assignor has not previously assigned, transferred, licensed, or otherwise encumbered any of the Assigned IP;

(e)  There is no pending or threatened claim, litigation, or proceeding relating to the Assigned IP.

6.  CONFIDENTIALITY

Each Party agrees to keep confidential all proprietary information of the other Party disclosed in connection with this Agreement and not to disclose such information to any third party without the prior written consent of the disclosing Party, except as required by applicable law or court order.

7.  INDEMNIFICATION

Assignor shall indemnify, defend, and hold harmless Assignee and its officers, directors, employees, agents, successors, and assigns from and against any and all claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or related to: (a) any breach by Assignor of any representation, warranty, or obligation under this Agreement; or (b) any third-party claim that the Assigned IP infringes or misappropriates any intellectual property right.

8.  GENERAL PROVISIONS

8.1  Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, representations, warranties, agreements, and understandings between the Parties with respect thereto.

8.2  Amendments.  This Agreement may not be amended, modified, or supplemented except by a written instrument signed by authorized representatives of both Parties.

8.3  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflict of laws principles.

ASSIGNEE - CHIEF EXECUTIVE OFFICER	ASSIGNOR - CHIEF TECHNOLOGY OFFICER
Berj Abajian	Franjose Yglesias
Groovy Company, Inc. (GROO)	Groovy Company, Inc. (GROO)
Date: June 12, 2025	Date: June 12, 2025
Signature: /s/ Berj Abajian	Signature: /s/ Franjose Yglesias

Entity: Groovy Company, Inc.

ASSIGNOR / IP OWNER:

By: /s/ Franjose Yglesias

Name: Franjose Yglesias

Title: CTO

Date: June 12, 2025

Entity: Franjose Yglesias